Filed With the Securities and Exchange Commission on March 7, 2000
                                       Securities Act Registration No. 333-30194

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3/A
                                 AMENDMENT NO. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          GUM TECH INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

          UTAH                              2067                    87-0482806
------------------------------    ---------------------------     -------------
State of Other Jurisdiction of    Primary Standard Industrial     (IRS Employer
Incorporation or Organization       Classification Code No.        I.D. Number)

                              246 E. Watkins Street
                             Phoenix, Arizona 85004
                                 (602) 252-1617
          -------------------------------------------------------------
          (Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)

                              Gary Kehoe, President
                          Gum Tech International, Inc.
                              246 E. Watkins Street
                             Phoenix, Arizona 85004
                                 (602) 252-1617
                -------------------------------------------------
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                        Copies of all Communications to:
                                Richard B. Stagg
                              Snell & Wilmer L.L.P.
                               One Arizona Center
                           Phoenix, Arizona 85004-0001
                                 (602) 382-6363

     Approximate date of commencement of proposed sale to public: As soon as practicable after the effective date of the Offering.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]



     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.
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
                                     PART I


     Gumtech International, Inc. filed a Registration Statement on Form S-3 with the Securities and Exchange Commission on February 11, 2000 (the "Registration Statement"). The contents of the Registration Statement are hereby incorporated by reference.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.(1)


         SEC Registration Fee..................................... $1,450
         Printing Expenses........................................ $1,000
         Legal Fees and Expenses.................................. $2,500
         Accounting Fees.......................................... $2,000
         Miscellaneous Expenses................................... $  550
                                                                   ------
           TOTAL.................................................. $7,500(2)
                                                                   ======
----------
(1)  All expenses are estimated except the SEC Registration fee.
(2)  Previously paid.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

            Article 5 of the Registrant's Bylaws provides as follows:

                    "ARTICLE 5. INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, AGENTS AND EMPLOYEES

         5.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS. The corporation shall indemnify any individual made a party to a proceeding because the individual is or was a director or officer of the corporation, against liability incurred in the proceeding, but only if such indemnification is both (i) determined permissible and (ii) authorized, as such are defined in subsection (a) of this section 5.1 (Such indemnification is further subject to the limitation specified in subsection 5.1(c).)

          5.1(a) DETERMINATION AND AUTHORIZATION. The corporation shall not indemnify a director or officer under this section unless:

          (1) a determination has been made in accordance with the procedures set forth in section 16-10a-906(2) of the Act that the director or officer met the standard of conduct set forth in subsection
               (b) below; and

          (2) payment has been authorized in accordance with the procedures set forth in section 16-10a-906(4) of the Act based on a conclusion that the expenses are reasonable, the corporation has the financial ability to make the payment, and the financial resources of the corporation should be devoted to this use rather than some other use by the corporation.

          5.1(b) STANDARD OF CONDUCT. The individual shall demonstrate that:

          (1)  his or her conduct was in good faith; and

          (2) he or she reasonably believed that his or her conduct was in, or not opposed to, the corporation's best interests; and

          (3) in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

          5.1(c) NO INDEMNIFICATION IN CERTAIN CIRCUMSTANCES. The corporation shall not indemnify a director or officer under this Section 5.1 of Article 5:

          (1) in connection with a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation; or

          (2) in connection with any other proceeding charging that the director or officer derived an improper personal benefit, whether or not involving action in his or her official capacity, in which proceeding he or she was adjudged liable on the basis that he or she derived an improper personal benefit.

          5.1(d) INDEMNIFICATION IN DERIVATIVE ACTIONS LIMITED. Indemnification permitted under this section 5.1 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

         5.2 ADVANCE OF EXPENSES FOR DIRECTORS AND OFFICER. If a determination is made, following the procedures of section 16-10a-906(2) of the Act, that the director or officer has met the following requirements and if an authorization of payment is made following the procedures and standards set forth in section 16-10a-906(4) of the Act, then the corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding, if:

          5.2(a) the director or officer furnishes the corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct described in section 5.1;

          5.2(b) the director or officer furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct; and

          5.2(c) a determination is made that the facts then known to those making the determination would not preclude indemnification under section 5.1 of these bylaws or Part 9 of the Act.

         5.3 INDEMNIFICATION OF AGENTS AND EMPLOYEES WHO ARE NOT DIRECTORS OR OFFICERS. The board of directors may indemnify and advance expenses to any employee or agent of the corporation who is not a director or officer of the corporation to any extent consistent with public policy, as determined by the general or specific actions of the board of directors.

         5.4 INSURANCE. By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain liability insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation, against any liability asserted against or incurred by such person in that capacity or arising from such person's status as a director, officer, employee, fiduciary or agent, whether or not the corporation would have the power to indemnify such person under the applicable provisions of the Act."

ITEM 16. EXHIBITS.

          (a)  Exhibits

           Exhibit No.                    Title
           ----------                     -----

             3.1 Certificate of Incorporation of the Registrant and Amendments thereto (1)

             3.2 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Gum Tech International, Inc. dated June 2, 1999 (2)

             3.3       Bylaws of the Registrant (1)

             4.1 Form of Option granted to Robert S. Davidson, Charles B. Hensley, Lawrence S. Kaye, and Henry M. Landau on January 27, 1999.(3)

             4.2 Form of Option granted to Dale G. Brown, Ira D. Hill, Eugene P. Kamper, Peter P. Walters, and Robert White on June 13, 1998.(3)

             4.3 Form of Option granted to Dale G. Brown, Ira D. Hill, Eugene P. Kamper, Peter P. Walters, and Robert White on June 14, 1999.(3)

             5.1       Opinion of Snell & Wilmer L.L.P.*

             23.01     Consent of Angell & Deering(3)
----------
*      Filed herewith
(1) Incorporated by reference to the Registrant"s Quarterly Report on Form 10-QSB File Number 000-27646, filed on May 17, 1999.
(2) Incorporated by reference to the Registrant"s Current Report on Form 8-K, File Number 000-27646, filed June 2, 1999.
(3)    Incorporated by reference to the Registration Statement on Form S-3
       File Number 333-30194, filed February 11, 2000.


ITEM 17. UNDERTAKINGS.

         The Registrant hereby undertakes:

         (a) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) That subject to the terms and conditions of Section 13(a) of the Securities Exchange Act of 1934, it will file with the Securities and Exchange Commission such supplementary and periodic information, documents and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred in that section.

         (c) That any post-effective amendment filed will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendment is filed.

         (d) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (e) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Phoenix, Arizona, on March 7, 2000.

                                         GUM TECH INTERNATIONAL, INC.


                                         By /s/ Gary S. Kehoe
                                           --------------------------
                                            Gary S. Kehoe
                                            President and Director

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                       Title                           Date
      ---------                       -----                           ----


/s/ W. Brown Russell, III     Chairman of the Board of           March 7, 2000
---------------------------   Directors, Director of Legal
W. Brown Russell, III         and Investor Relations


/s/ William D. Boone          Director                           March 7, 2000
---------------------------
William D. Boone


/s/ William J. Hemelt         Secretary, Chief Financial         March 7, 2000
---------------------------   Officer (Principal Financial
William J. Hemelt             Officer), Principal Accounting
                              Officer

/s/ William A. Yuan           Director                           March 7, 2000
---------------------------

                                  EXHIBIT INDEX

           Exhibit No.                    Title
           ----------                     -----

             3.1 Certificate of Incorporation of the Registrant and Amendments thereto (1)

             3.2 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Gum Tech International, Inc. dated June 2, 1999 (2)

             3.3       Bylaws of the Registrant (1)

             4.1 Form of Option granted to Robert S. Davidson, Charles B. Hensley, Lawrence S. Kaye, and Henry M. Landau on January 27, 1999.(3)

             4.2 Form of Option granted to Dale G. Brown, Ira D. Hill, Eugene P. Kamper, Peter P. Walters, and Robert White on June 13, 1998.(3)

             4.3 Form of Option granted to Dale G. Brown, Ira D. Hill, Eugene P. Kamper, Peter P. Walters, and Robert White on June 14, 1999.(3)

             5.1       Opinion of Snell & Wilmer L.L.P.*

             23.01     Consent of Angell & Deering(3)
----------
*      Filed herewith
(1) Incorporated by reference to the Registrant"s Quarterly Report on Form 10-QSB File Number 000-27646, filed on May 17, 1999.
(2) Incorporated by reference to the Registrant"s Current Report on Form 8-K, File Number 000-27646, filed June 2, 1999.
(3)    Incorporated by reference to the Registration Statement on Form S-3
       File Number 333-30194, filed February 11, 2000.